Exhibit 10.9(b)

                               SECURITY AGREEMENT

            This SECURITY AGREEMENT is dated as of March 11, 2003 between PEI Holdings, Inc., a Delaware corporation (the "Debtor"), and Bank of America, N.A., in its capacity as administrative agent under the Credit Agreement described below ("Agent").

                              W I T N E S S E T H:

            WHEREAS, pursuant to a certain Credit Agreement of even date herewith among the Debtor, Agent and Lenders (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), Lenders have agreed, subject to the satisfaction of certain conditions precedent, to make Loans and other financial accommodations available to the Debtor; and

            WHEREAS, it is a condition precedent to the availability of such Loans and other financial accommodations under the Credit Agreement that the Debtor shall have granted the security interests contemplated by this Agreement in order to secure the payment and performance of the Obligations;

            NOW, THEREFORE, in consideration of the foregoing, and in order to induce Lenders to make the Loans and other financial accommodations available to the Debtor under the Credit Agreement, the Debtor hereby agrees with Agent, for its benefit and the benefit of Lenders, as follows:

SECTION 1. Definitions.

            1.1 The following terms, as used herein, have the meanings set forth below:

            "Agreement" means this Security Agreement, as the same may be amended, restated, modified or supplemented and in effect from time to time in accordance with the terms hereof.

            "Collateral" has the meaning assigned to that term in Section 2.

            "Copyright Security Agreement" means, if any, each Copyright Security Agreement executed and delivered by the Debtor to Agent, as the same may be amended and in effect from time to time.

            "Copyrights" means (a) any copyrights, copyright registrations and copyright applications, and all renewals and extensions of any of the foregoing,
(b) all income damages and payments now and hereafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) licenses of any of the foregoing to or from third parties and the royalties and other payments, if any, receivable thereunder, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

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            "Federal Registration Collateral" means Collateral with respect to which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

            "Intellectual Property" means, collectively, all Copyrights, Patents, Trademarks and Trade Secrets.

            "Intercreditor Agreement" means that certain Intercreditor Agreement among Debtor, Agent and the trustee under the Senior Secured Note Indenture.

            "License" has the meaning set forth in Section 4.3(g) herein.

            "Patent Security Agreement" means, if any, each Patent Security Agreement executed and delivered by the Debtor to Agent, as the same may be amended and in effect from time to time.

            "Patents" means (a) any patents and patent applications, and all renewals, extensions and continuations of any of the foregoing, (b) all income damages and payments now and hereinafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) licenses of any of the foregoing to or from third parties and the royalties and other payments, if any, receivable thereunder, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

            "Permitted Liens" means those Liens permitted by Section 7.01 of the Credit Agreement.

            "Security Interests" means the security interests granted or provided for pursuant to Section 2 hereof and pursuant to any Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, as well as all other security interests created, assigned or provided as additional security for the Obligations pursuant to the provisions of this Agreement or any of the other Loan Documents.

            "Trade Secrets" means technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies, all renewals and extensions of any of the foregoing and all goodwill symbolized by any of the foregoing, (b) all income damages and payments now and hereinafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) licenses of any of the foregoing to or from third parties and the royalties and other payments, if any, receivable thereunder, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

            "Trademark Security Agreement" means, if any, each Trademark Security Agreement executed and delivered by the Debtor to Agent, as the same may be amended and in effect from time to time.


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            "Trademarks" means any (a) trademarks, trademark registrations, and trademark applications, trade names and trade styles, service marks, service registrations and service mark applications, all renewals and extensions of any of the foregoing and all goodwill symbolized by any of the foregoing, (b) all income damages and payments now and hereinafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements, unfair competition, dilution, or for injury to the goodwill associated with any of the foregoing, (c) licenses of any of the foregoing to or from third parties and the royalties and other payments, if any, receivable thereunder, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

            "UCC" means the Uniform Commercial Code of the State of Illinois as in effect from time to time.

            1.2 Other Definition Provisions. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. For purposes hereof, "including" is not limiting and "or" is not exclusive. Except as provided by the immediately following sentence, capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for in the Credit Agreement. All capitalized terms defined in the UCC and not otherwise defined herein shall have the respective meanings provided for by the UCC. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2. Grant of Security Interests.

            To secure the payment and performance of the Obligations, the Debtor hereby grants to Agent, for its benefit and the benefit of Lenders, and for the benefit of each Affiliate of Agent and each Lender, a lien on, security interest in and right of set-off against any and all right, title and interest in and to any and all property and interests in property of the Debtor, whether now owned or existing or hereafter created, acquired or arising, including all of the following properties and interests in properties, whether now owned or hereafter created, acquired or arising (all being collectively referred to herein as the "Collateral"):

            (a) Accounts;

            (b) Chattel Paper;

            (c) Commercial Tort Claims specifically identified on Schedule III hereto;

            (d) Deposit Accounts, all cash, and other property deposited therein or otherwise credited thereto from time to time and other monies and property in the possession or under the control of Agent or any Lender or any affiliate, representative, agent or correspondent of Agent or any Lender;


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

            (e) Documents;

            (f) General Intangibles, including without limitation any and all Intellectual Property;

            (g) Goods, including without limitation any and all Inventory, any and all Equipment and any and all Fixtures;

            (h) Instruments;

            (i) Investment Property;

            (j) Letter-of-Credit Rights;

            (k) Supporting Obligations;

            (l) Any and all other personal property and interests in property whether or not subject to the UCC;

            (m) Any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary in the collection thereof or realization thereon;

            (n) All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

            (o) All Proceeds and products of the foregoing, including without limitation all insurance pertaining to the foregoing and proceeds thereof.

Notwithstanding the foregoing, "Collateral" shall not include (i) any stock in a Controlled Foreign Corporation (within the meaning of Section 957 of the Code) in excess of 65% of such stock or in excess of 65% of the total combined voting power of all classes of such entity entitled to vote, (ii) any General Intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a Lien or security interest therein would (A) result in a breach of the terms of, or constitute a default under, such contract, instrument, license, agreement or other document (other than to the extent that any such term would be rendered ineffective pursuant to
Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code or any successor provision of the Uniform Commercial Code of any relevant jurisdiction or other applicable law) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (including without limitation in connection with the operation of Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code or any other applicable law), (iii) any personal property (including motor vehicles) in respect of which perfection of a Lien is not either (A) governed by the Uniform Commercial Code or (B) accomplished by appropriate evidence of the lien being recorded in the U.S. Copyright


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

Office or the U.S. Patent and Trademark Office, or (iv) any property subject to any Pledge Agreement.

SECTION 3. Representations and Warranties.

            The Debtor represents and warrants to Agent and to each Lender as follows:

            3.1 Binding Obligation; Perfection. This Agreement constitutes a valid and binding obligation of the Debtor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Subject to taking the actions specified in Section 3.5, Agent has a valid and perfected first priority Security Interest in the Collateral (except with respect to Trademarks, in which Agent has a valid and perfected second priority Security Interest) to the extent that a security interest therein may be perfected by the filing of a financing statement and the other actions referred to in Section 3.5, securing the payment of the Obligations, and Debtor acknowledges that such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction within the United States which relates to perfected security interests subject to Permitted Liens.

            3.2 Organizational Information. Schedule I hereto sets forth, as of the Closing Date, (i) the full, correct and current name of the Debtor, as its appears in the Debtor's organizational documents, (ii) any names of the Debtor other than the Debtor's current name, as set forth on Debtor's organizational documents used during the five (5) year period preceding the Closing Date, (iii) the Debtor's type of organization, (iv) the Debtor's jurisdiction of organization and (v) the Debtor's organizational identification number (except where the Debtor's jurisdiction of organization does not assign organizational numbers).

            3.3 Collateral Locations. Schedule II hereto sets forth all addresses at which, as of the Closing Date, any material portion of the Collateral consisting of Equipment or Inventory is located, indicating for each whether such location is owned or leased by the Debtor, or owned or operated by a third-party such as a warehouseman, consignee or processor. Schedule II indicates, as of the Closing Date, which of the foregoing addresses serves as the Debtor's chief executive office. Schedule II sets forth, as of the Closing Date, the address of all real properties maintained by the Debtor, leased or owned, on which any material portion of the Fixtures are located, together with the name and address of the record owner of each such property.

            3.4 Existing Liens. As of the Closing Date, the Debtor owns the Collateral free and clear of Liens, except for Permitted Liens.

            3.5 Governmental Authorizations; Consents; Federal Registration Collateral. Except as set forth in this Section 3.5, no authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required for (i) the grant by the Debtor of


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

the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by the Debtor; or (ii) the exercise by Agent of its rights and remedies hereunder other than such as has already been obtained or taken or the failure of which to obtain would not be reasonably likely to have a Material Adverse Effect. Except as set forth on the schedules to the Copyright Security Agreement and the Trademark Security Agreement, none of the material Collateral is Federal Registration Collateral. Except for (a) the filing of UCC financing statements with the Secretary of State of the Debtor's jurisdiction of organization, (b) the filing of UCC financing statements in appropriate local jurisdictions with respect to Fixtures, (c) the filing of any necessary registrations or notices and the issue of recordations thereof, as applicable, in respect of any and all Federal Registration Collateral (other than Trademarks), and (d) with respect to Trademarks, the filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office, together with an appropriately completed recordation form and the issuance of recordation therefor, no authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required for the perfection of the Security Interests granted hereby and pursuant to any other Loan Documents in the Collateral in which a lien may be perfected under United States, state or federal law; provided, however, that additional registrations, notices and issuances of recordation, as applicable, may be necessary with respect to Federal Registration Collateral acquired by the Debtor after the date hereof.

            3.6 Accounts. To the Debtor's knowledge, each material Account constitutes the legally valid and binding obligation of the applicable Account Debtor. No Account Debtor has any defense, set-off, claim or counterclaim against the Debtor that can be asserted against Agent, whether in any proceeding to enforce Agent's rights in the Collateral or otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts taken as a whole.

            3.7 Inventory. To the Debtor's knowledge, all material Inventory is, and will be, of good and merchantable quality, free from any material defects. None of the Debtor's Inventory has been produced in violation of any provision of the Fair Labor Standards Act of 1938, or in violation of any other law in any material respect.

            3.8 Intellectual Property. The Trademarks listed on the schedule to the Trademark Security Agreement constitute all the federally registered Trademarks owned by the Debtor. The Copyrights listed on the schedule to the Copyright Security Agreement constitute the material federally registered Copyrights in the original programming of Debtor and its direct and indirect subsidiaries. Debtor currently does not own any Patents. All of the registrations for such Intellectual Property are subsisting and, to the Debtor's knowledge, enforceable and all filings necessary to maintain the effectiveness of such registrations have been made. Except as set forth on Schedule V, the Debtor has received no written notice of any material suits or actions commenced or threatened with reference to any Intellectual Property of Debtor which are unresolved. The execution, delivery and performance of this Agreement or the Copyright Security Agreement or the Trademark Security Agreement by the Debtor will not violate or cause a default under any agreement pertaining to Intellectual


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

Property to which Debtor is a party that is included in the Collateral, other than any such violation or default that would not reasonably be expected to have a Material Adverse Effect.

            3.9 Certain Collateral Disclosures. Except in each case as set forth on Schedule IV hereto, the Debtor has no ownership interest in any material Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents, or Equipment covered by any certificate of title.

            3.10 Control Arrangements. Except for Control arising by operation of law in favor of banks and securities intermediaries having custody over deposit accounts and securities accounts, to the knowledge of Debtor, no Person (other than Agent) has Control of any deposit accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights in which the Debtor has any interest and which constitutes part of the Collateral.

            3.11 Accurate Information. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Debtor in writing to Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Debtor in writing to Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, when taken as a whole, does not contain as of the date furnished any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided that to the extent any such factual information was based upon or constituted a forecast or projection, Debtor represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such factual information.

            3.12 Survival of Representations and Warranties. All representations and warranties of the Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 4. Covenants and Further Assurances.

            Until the Obligations are paid in full and the Credit Agreement has terminated:

            4.1 Name or Entity Changes. The Debtor shall not change the Debtor's name, type of organization or jurisdiction of organization without providing thirty (30) days' prior written notice to Agent. If the Debtor is at any time assigned a new organizational identification number, it shall promptly notify Agent thereof in writing.

            4.2 Accounts. Except as otherwise provided in this Section 4.2, the Debtor shall continue to collect, at its own expense, all amounts due or to become due to the Debtor with respect to Accounts and apply such amounts as are so collected to the outstanding balances thereof. In connection with such collections, the Debtor may take (and, at Agent's direction during the continuance of any Event of Default, shall take) such action as the


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

Debtor (or, during the continuance of an Event of Default, Agent) may deem necessary or advisable to enforce collection of the Accounts. Agent shall have the right if an Event of Default has occurred and is continuing to: (i) notify the Account Debtor under any Accounts (or any other Person obligated thereon) of the Lien granted upon such Accounts in favor of Agent and to direct such Account Debtors and other Persons to make payment of all amounts due or to become due or otherwise render performance directly to Agent; (ii) exercise the rights of the Debtor with respect to the obligation of the Account Debtor to make payment or otherwise render performance to the Debtor and with respect to any property that secures the obligations of the Account Debtor or any other Person obligated on the Collateral; and (iii) adjust, settle or compromise the amount or payment of such Accounts. If an Event of Default has occurred and is continuing, all amounts and Proceeds received by the Debtor with respect to the Accounts shall be received in trust for the benefit of Agent (on behalf of Lenders), and, at Agent's request, shall be segregated from other funds of the Debtor and forthwith paid over to Agent in the same form as so received (with any necessary endorsement) to be applied against the Obligations.

            4.3 Intellectual Property.

            (a) The Debtor shall concurrently herewith deliver to Agent each Copyright Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for Agent to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable, except any recordation cover sheets and the applicable recording fee pertaining thereto.

            (b) In the event the Debtor acquires or becomes the owner of any new or additional Federal Registration Collateral consisting of Patents, Trademarks, or material registered Copyrights in original programming of the Debtor and its direct and indirect subsidiaries, the Debtor shall give to Agent prompt written notice thereof, and shall within thirty (30) days of such notice amend (and hereby authorizes Agent to amend) the schedules to the respective security agreements or enter into new or additional security agreements to include any such new or additional Federal Registration Collateral thereon and provide all other documents, instruments and other items as may be necessary for Agent to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable, except any recordation cover sheets and the applicable recording fee pertaining thereto.

            (c) The Debtor shall: (i) diligently prosecute any application filed by the Debtor to register material Intellectual Property at any time pending;
(ii) make application for registration or issuance of all newly-acquired material Intellectual Property owned by the Debtor as reasonably deemed appropriate by the Debtor; and (iii) preserve and maintain all rights in the material Intellectual Property owned by the Debtor unless the Debtor has a purpose in the ordinary course of business to do otherwise and to do otherwise could not reasonably be expected to have a Material Adverse Effect.

            (d) The Debtor shall not abandon any right to file an application to register material Intellectual Property, nor shall the Debtor abandon any pending application to


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

register material Intellectual Property or material registered Intellectual Property unless the Debtor has a purpose in the ordinary course of business to do otherwise and to do otherwise could not reasonably be expected to have a Material Adverse Effect. The Debtor will notify the Agent promptly if it knows that any application or registration relating to any Patents, Trademarks, or material registered Copyrights in original programming of the Debtor and its direct and indirect subsidiaries owned by it may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the U.S. Copyright Office, the U.S. Patent and Trademark Office or any court) regarding the Debtor's ownership of such Federal Registration Collateral, or its right to maintain, register or patent the same. If any of the Debtor's rights to any Federal Registration Collateral consisting of material Intellectual Property are infringed, misappropriated or diluted by a third party, the Debtor will notify the Agent within thirty (30) days after it learns thereof and will, unless the Debtor shall reasonably determine that such undertaking would not be commercially reasonable, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and/or take such other actions as the Debtor shall reasonably deem appropriate under the circumstances to protect such Federal Registration Collateral.

            (e) The Debtor shall not sell or assign or otherwise transfer or dispose of its interest in, or grant any license under, or otherwise encumber any Intellectual Property or enter into any other agreement with respect to any material Intellectual Property included in the Collateral, except in the ordinary course and consistent with past practices and except as permitted hereunder or under the Credit Agreement. The Debtor further agrees that it shall not take any action or permit any action to be taken by others subject to its control, including licensees, or knowingly fail to take any action which could materially and adversely affect the validity or enforcement of the rights granted to Agent under this Agreement, except as permitted hereunder or under the Credit Agreement.

            (f) The Debtor agrees to maintain the quality of any and all products in connection with which the Trademarks are used, unless Debtor has a purpose in the ordinary course of business to do otherwise and to do otherwise could not reasonably be expected to have a Material Adverse Effect. During the continuance of an Event of Default, the Debtor agrees that Agent, or a conservator appointed by Agent, shall have the right to establish such additional product quality controls as Agent, or said conservator, in its reasonable judgment, may deem necessary to assure the maintenance of the quality of products sold by the Debtor under the Trademarks.

            (g) Notwithstanding any Enforcement Action (as defined in the Intercreditor Agreement) by Trustee (as defined in the Intercreditor Agreement) against the Trademarks or the existence of an Enforcement Period (as defined in the Intercreditor Agreement) with respect thereto, Debtor hereby grants to Agent effective during the existence of an Event of Default, the following licenses with respect to the Intellectual Property to the extent it can lawfully grant such licenses and subject to any third party rights to such Intellectual Property (each, a "License"): (i) for a period of one (1) year after Agent completes foreclosure in Agent's security interest in the Collateral consisting of Inventory


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(including work-in-process), a license to use the Intellectual Property for the purpose of completing the production, printing and/or manufacture of work-in-process Inventory, provided that such Inventory is completed in a manner that maintains the level of quality of such Inventory as comparable to that which prevailed prior to the Events of Default; and (ii) a license to use the Intellectual Property for the purpose of selling completed Inventory, including in such License, the right to make public displays or performances of any Collateral consisting of completed Inventory until such Inventory is sold off. Each License shall be worldwide, assignable, non-exclusive, include the right to sublicense and shall be free of obligation to pay royalties. If a sale, exclusive license or other transfer or conveyance is made of any Intellectual Property in compliance with the terms of the Credit Agreement, Agent's Security Interest in the subject Intellectual Property shall not be released or deemed released until the transferee or licensee thereof has executed a document in form reasonably acceptable to Agent, confirming and acknowledging the survival of the License.

            (h) If an Event of Default shall have occurred and be continuing, the Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Debtor in, to and under any of its Intellectual Property and take or refrain from taking any action under any thereof, and the Debtor releases the Agent and each other Secured Party from liability for, and agrees to hold the Agent and each other Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Agent's or such Secured Party's gross negligence or willful misconduct.

            (i) If Agent elects to exercise its remedies as set forth in that certain Deed of Trust With Assignment of Rents Security Agreement and Fixture Filing of even date herewith by Playboy Enterprises International, Inc. for the benefit of Agent, Debtor acknowledges and agrees that Agent, its assigns and any purchaser of the Playboy Mansion may use the term "Playboy Mansion" when describing such Playboy Mansion to the extent that such use constitutes a "fair use" under applicable trademark law.

            4.4 Bailees. No material Collateral consisting of Equipment or Inventory shall at any time be in the possession or control of any warehouse, consignee, bailee or any of the Debtor's agents or processors without prior written notice to Agent and the receipt by Agent, if Agent has so requested, of warehouse receipts or bailee lien waivers (as applicable) reasonably satisfactory to Agent prior to the commencement of such possession or control. If an Event of Default has occurred and is continuing, the Debtor shall, upon the request of Agent, notify any such warehouse, consignee, bailee, agent or processor of the Security Interests, shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Agent's benefit.

            4.5 Chattel Paper and Instruments. The Debtor shall deliver to Agent all Tangible Chattel Paper and all Instruments (other than Tangible Chattel Paper and Instruments whose value does not exceed $25,000) duly endorsed and accompanied by duly


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executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent. The Debtor shall use commercially reasonable efforts to provide Agent with Control of all Electronic Chattel Paper by having Agent identified as the assignee of the Records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the UCC. If an Event of Default has occurred and is continuing, the Debtor also shall deliver to Agent all security agreements securing any Chattel Paper and securing any Instruments. If an Event of Default has occurred and is continuing, the Debtor will mark conspicuously all Chattel Paper and all Instruments with a legend, in form and substance reasonably satisfactory to Agent, indicating that such Chattel Paper and such Instruments are subject to the Security Interests.

            4.6 Letters of Credit. At the Agent's request, Debtor shall use commercially reasonable efforts to deliver to Agent all Letters of Credit with a value in excess of $25,000, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent. The Debtor shall use commercially reasonable efforts to take any and all actions as may be necessary from time to time to cause Agent to obtain exclusive Control of any Letter-of-Credit Rights owned by the Debtor in a manner reasonably acceptable to Agent.

            4.7 Equipment. The Debtor shall cause all material Equipment and other material properties to be maintained and preserved in good and working order, ordinary wear and tear excepted, and promptly make or cause to be made all necessary repairs, replacements and other improvements in connection therewith (other than with respect to obsolete Equipment), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. With respect to any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon request of Agent, the Debtor shall deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such Equipment which has a value in excess of $10,000 and shall execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title.

            4.8 Investment Property. At Agent's request, the Debtor shall take any and all actions as may be commercially reasonable to (i) cause Agent to obtain exclusive Control of any Investment Property owned by the Debtor in a manner reasonably acceptable to Agent and (ii) request from any issuers of Investment Property and such other Persons, for the benefit of Agent, written confirmation of Agent's Control over such Investment Property upon terms and conditions reasonably acceptable to Agent.

            4.9 General Intangibles. The Debtor shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise remedies hereunder with respect to any of the Debtor's rights under any material General Intangibles, including the Debtor's rights as a licensee of material software and other Intellectual Property.


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            4.10 Commercial Tort Claims. The Debtor shall advise Agent upon the
Debtor becoming aware that it has any interest in a material Commercial Tort Claim. With respect to any material Commercial Tort Claim in which the Debtor has any interest, the Debtor shall execute and deliver such documents as may be necessary to create and perfect Agent's security interest in such Commercial Tort Claim.

            4.11 Taxes and Claims. The Debtor shall pay when due all material property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment, charge or claim need be paid to the extent (i) it is not delinquent or thereafter payable without penalty, or
(ii) it is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (iii) the failure to pay such would not reasonably be expected to have a Material Adverse Effect.

            4.12 Collateral Generally.

            (a) The Debtor hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of the Debtor (to the extent such signature is required under the laws of any applicable jurisdiction), which financing statements may describe the Collateral as "all assets" or "all personal property" or words of like import.

            (b) The Debtor will furnish to Agent, from time to time upon reasonable request by Agent, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral as Agent may reasonably request, all in reasonable detail.

            (c) The Debtor shall not use or permit any Collateral to be used unlawfully in any material respect or in violation of any provision of applicable law, or any policy of insurance covering any of the Collateral, in each case, in any material respect.

            (d) The Debtor shall give Agent not less than thirty (30) days prior written notice of any change in the Debtor's chief executive office and principal place of business or of any new location of business or any new location for any of the Collateral that is material to Debtor and that consists of Equipment or Inventory. With respect to any such new location, upon Agent's request, the Debtor shall execute and deliver such instruments, documents and notices and take such actions as may be necessary to create and perfect the Security Interests under the laws of the United States.

            (e) The Debtor shall keep full and accurate books and records relating to the Collateral and, if an Event of Default has occurred and is continuing, at the request of Agent shall stamp or otherwise mark such books and records in such manner as Agent may reasonably request indicating that the Collateral is subject to the Security Interests.

            (f) Except for the safe custody of any Collateral in its possession and the accounting for monies actually received hereunder, the Debtor agrees that Agent shall have no duties concerning the custody and preservation of any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes such action for that purpose as Debtor reasonably requests in writing, but failure of Agent to comply with any such request at any time shall not of itself be deemed a failure to exercise reasonable care. Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee reasonably selected by Agent.

            (g) The Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of the Debtor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to the Debtor.

            (h) Agent agrees that upon payment in full of all Obligations and the termination of the Committed Loans and all Support Agreements, the Security Interests shall automatically terminate and all rights to the Collateral shall revert to the Debtor. Agent further agrees that upon such termination of the Security Interests or release or re-assignment of any Collateral, Agent shall, at the expense of the Debtor, return all Collateral then in Agent's possession and execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release and re-assignment of such Collateral, as the case may be.

            4.13 Liens. The Collateral will be subject to no Liens, other than Permitted Liens.

            4.14 Maintenance of Insurance. The Debtor shall maintain with reputable insurance companies that are not Affiliates of the Debtor, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days' prior notice to Agent of termination, lapse or cancellation of such insurance.

            If Debtor fails to maintain the insurance required by the immediately preceding paragraph, Agent may purchase such insurance at the Debtor's expense, to protect Agent's interests in the Collateral. This insurance may, but need not, protect the interests of the Debtor. The coverage that Agent purchases may not pay any claim that the Debtor may make or any claim that is made against the Debtor in connection with the Collateral. The Debtor may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that the Debtor has obtained insurance as required by this Agreement. If

Agent purchases insurance for the Collateral, the Debtor will be responsible for the costs of that insurance, including interest and any other charges that may be imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Loans. The costs of the insurance may be more than the cost of insurance that the Debtor may be able to obtain on its own.

            4.15 Federal Compliance.

            (a) The Debtor shall notify Agent in writing upon acquiring any ownership interest in Federal Registration Collateral. The Debtor shall take such steps as may be necessary in order to perfect the Agent's Security Interests in Federal Registration Collateral.

            (b) The Debtor shall notify Agent in writing of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the reasonable request of Agent, the Debtor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

            (c) The Debtor shall not produce any Inventory in violation of any provision of the Fair Labor Standards Act of 1938, or in violation of any other law.

            4.16 Debtor Remains Liable. Anything herein to the contrary notwithstanding: (i) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Agent of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; (iii) neither Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent nor any Lender be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (iv) neither Agent nor any Lender shall have any liability in contract or tort for the Debtor's acts or omissions.

            4.17 Other Documents and Actions. The Debtor shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that may be necessary in order to create, perfect and protect any Security Interests, or to enable Agent to exercise and enforce its rights and remedies hereunder or under any other Loan Document with respect to any Collateral.

SECTION 5. Remedial Provisions.

            (a) Upon the occurrence and during the continuance of an Event of Default, Agent or its attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by an agent, (i) to enter upon, occupy and use any premises owned or leased by the Debtor or where the Collateral is located (or is believed to be located) until the Obligations are paid in full without any obligation to pay rent to the Debtor, to render the Collateral useable or saleable and to remove the Collateral or any part thereof to the premises of Agent for such time as Agent may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of the Debtor; (ii) to take possession of the Debtor's original books and records, to obtain access to the Debtor's data processing equipment, computer hardware and Software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and (iii) to notify postal authorities to change the address for delivery of the Debtor's mail to an address designated by Agent and to receive, open and dispose of all mail addressed to the Debtor. If the Debtor's books and records are prepared or maintained by an accounting service, contractor or other third party agent, the Debtor hereby irrevocably authorizes such service, contractor or other agent, upon notice by Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Agent or its designees such books and records, and to follow Agent's instructions with respect to further services to be rendered.

            (b) If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require the Debtor to, and the Debtor hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at any place or places designated by Agent which is reasonably convenient to Agent in which event the Debtor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Agent, (B) store and keep any Collateral so delivered to Agent at such place or places pending further action by Agent, and (C) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in any deposit account and apply such monies in payment of the Obligations; and (iii) without notice except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable.

            (c) The Debtor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Agent and the Debtor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that the Debtor is entitled to an accounting of the Obligations and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Agent (on behalf of Lenders). Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, the Debtor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted.

            (d) If an Event of Default has occurred and is continuing, the Debtor hereby irrevocably authorizes and empowers Agent, without limiting any other authorizations or empowerments contained in any of the other Loan Documents, to assert, either directly or on behalf of the Debtor, any claims the Debtor may have, from time to time, against any other party to any of the agreements to which the Debtor is a party or to otherwise exercise any right or remedy of the Debtor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of the Debtor's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by the Debtor thereunder).

            (e) If an Event of Default has occurred and is continuing, the proceeds of any collection, enforcement, sale or other disposition of, or other realization upon, all or any part of the Collateral and any cash held in any deposit account shall be applied in accordance with the applicable provisions of the Credit Agreement.

            (f) The Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4, 5 and 6 hereof will cause irreparable injury to Agent and that Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Agent to seek and obtain specific performance of other obligations of the Debtor contained in this Agreement, that the covenants of the Debtor contained in the Sections referred to in this Section shall be specifically enforceable against the Debtor.

            (g) No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 6. Attorney-in-Fact.

            The Debtor hereby irrevocably appoints Agent, its nominee, and any other Person whom Agent may designate, as the Debtor's attorney-in-fact, with full power during the existence of any Event of Default, (i) to sign the Debtor's name on verifications of Accounts and other Collateral; (ii) to send requests for verification of Collateral to the Debtor's customers, Account Debtors and other obligors; (iii) to endorse the Debtor's name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into Agent's possession or on any assignments, stock powers, or other instruments of transfer relating to the Collateral or any part thereof; (iv) to sign the Debtor's name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and Account Debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records;
(v) to notify the post office authorities to change the address for delivery of the Debtor's mail to an address designated by Agent; (vi) to receive, open and dispose of all mail addressed to the Debtor; and (vii) to do all things necessary to carry out the terms and provisions of this Agreement. To the fullest extent permitted by law, the Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than, and to the extent of, such Person's gross negligence or willful misconduct. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and the Security Interests shall have terminated in accordance with the terms hereof.

SECTION 7. Expenses.

            Subject to the provisions of Section 10.04 of the Credit Agreement, the Debtor hereby agrees to promptly pay all fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with (i) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (ii) creating, perfecting, maintaining and enforcing Agent's Liens and (iii) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral.

            If the Debtor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of the Debtor under this Agreement, Agent may, at its option, but shall not be required to, pay or perform the same and charge the Debtor's account for all reasonable fees, all costs and all expenses incurred therefor, and the Debtor agrees to reimburse Agent therefor promptly upon written demand. All sums so paid or incurred by Agent or any other Lender for any of the foregoing, any and all other sums for which the Debtor may become liable hereunder and all fees, costs and expenses (including reasonable attorneys' fees, all legal expenses and all court costs) incurred by Agent in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall constitute Obligations and, to the extent not paid when due, shall bear interest until paid at the Default Rate and shall be secured by the Collateral.

SECTION 8. Notices.

            All notices, approvals, requests, demands and other communications hereunder to be delivered to the Debtor and all notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Credit Agreement.

SECTION 9. Successors and Assigns.

            This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns except that the Debtor may not assign its rights or obligations hereunder without the written consent of Agent. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein, made in accordance with the provisions of Section 10.07 of the Credit Agreement shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder.

SECTION 10. Changes in Writing.

            No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Agent.

SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAWS OF THE STATE OF ILLINOIS applicable to agreements made and to be performed entirely within such State; PROVIDED THAT DEBTOR AND AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY, ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, DEBTOR AND Agent CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. DEBTOR AND Agent IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. DEBTOR AND Agent WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

SECTION 12. WAIVER OF JURY TRIAL.

            EACH OF THE DEBTOR AND AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR

THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 13. Counterparts; Integration.

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 14. Headings.

            Headings and captions used in this Agreement are included for convenience of reference and shall not be given any substantive effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        PEI HOLDINGS, INC.


                                        By  /s/ Robert Campbell
                                            ------------------------------------
                                        Its Treasurer

                                        BANK OF AMERICA, N.A.


                                        By  /s/ David A. Johanson
                                            ------------------------------------
                                        Its David A. Johanson
                                            Vice President

                                   Schedule I
                           Organizational Information

(i)   Name of Debtor

      PEI Holdings, Inc.

(ii)  Former Name(s) (within a 5-year period preceding the Closing Date)

      None

(iii) Type of Organization

      Corporation

(iv)  Jurisdiction of Organization

      Delaware

(v)   Organizational Identification Number

      2970390

                                   Schedule II
                              Collateral Locations

(i)   Location of Chief Executive Office

      680 N. Lake Shore Drive
      Chicago, IL
      (Leased Location)

(ii)  Other Locations/ Third-Party Locations/Fixture Locations

      None

                                  Schedule III
                             Commercial Tort Claims

                                      None.

                                   Schedule IV
                         Certain Collateral Disclosures

                                      None.

                                   Schedule V
                          Intellectual Property Claims

                                      None.

                                   Schedule VI
                          Excluded Investment Property

                                      None.


                                      -26-